                                                                   EXHIBIT 4.3




                          REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (the "Agreement") is made this 5th day of August. 1996 by and among NORRELL CORPORATION, a Georgia corporation ("Norrell"), and those other persons who are signatories hereto (individually, a "Shareholder" and collectively, the "Shareholders").


                                    RECITALS


         WHEREAS, Norrell, N Acquisition Corp., a Georgia corporation and wholly owned subsidiary of Norrell (the "Subsidiary"), American Technical resources, Inc., Virginia corporation ("ATI") and the Shareholders, have entered into an Agreement and Plan of Reorganization (the "Merger Agreement") dated as of even date herewith, providing for the acquisition of ATI by Norrell through a merger (the "Merger") of the Subsidiary into ATI with ATI being the corporation surviving the Merger;

         WHEREAS, the Shareholders upon consummation of the Merger will hold not less than 1,000,000 shares of the issued and outstanding common stock, par value, of Norrell (the "Common Stock"); and

         WHEREAS, the parties to the Merger Agreement desire Norrell to register the shares of Common Stock under the 1933 Act (as hereafter defined) for resale by the Shareholders and the execution and delivery of this Agreement is a condition precedent to the consummation of the Merger.

         NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

         I.       Registration Rights.

                  1.1.     Definitions

                  (a) The terms "register," registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "1933 Act"), and the automatic effectiveness or the declaration or ordering of effectiveness of such registration statement or document.

                  (b) The term "Registrable Securities" means shares of Common Stock issued or to be issued to any Holder in the Merger,) but shall not include any Common Stock (i) which has been effectively registered under the 1933 Act and disposed of in accordance with a registration statement covering such security or (ii) which has been sold, transferred or distributed to the public pursuant to Rule 144 under the 1933 Act.

                  (c) The term "Holder" means (i) a Shareholder and (ii) a transferee of Registrable Securities from a Holder provided such transfer complies with Section 1.9 of this Agreement.


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                  (d) The term "Form S-3" means such form under the 1933 Act as in effect on the date hereof or any successor registration form to Form S-3 under the 1933 Act subsequently adopted by the Securities and Exchange Commission (the "SEC").

                  (e) The term "affiliate" means a person or entity directly or indirectly controlled by, controlling or under common control with another person or entity.

                  1.2      Registrations

                  (a) i) Norrell shall prepare and file with the SEC on or about February 1, 1997, but no later than March 1, 1997 (or, if Norrell is not then eligible to file a resale registration statement on Form S-3, as promptly as practicable after the Company becomes so eligible), a registration statement (the "Initial Registration Statement") on Form S-3 for the registration of Registrable Securities under the 1933 Act for the resale of the Registrable Securities issued in the Merger by the Holders from time to time, covering all the Registrable Securities issued in the Merger, and shall use its best efforts to have such registration become effective.

                  (b) A reasonable time before filing a registration statement or prospectus or any amendment or supplement thereto, Norrell will furnish to the counsel selected by the Holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed.

                  (c) Norrell shall prepare and file with the SEC such amendments and supplements to each registration statement filed hereunder and the prospectus used in connection therewith as may be necessary to keep the registration statement effective until the earlier of (i) the time when all the Registrable Securities covered by such registration statement have been sold by the Holders and (ii) the date as of which each Holder is entitled to commence sales of the Registrable Securities covered by such registration statement held by such Holder pursuant to Rule 144 under the 1933 Act and subject to the limitations set forth therein.

                  (d) Subject to the limitations set forth in Section 1.8 hereof and subject to compliance with the obligations imposed by federal and state securities laws, each Holder shall be entitled to make sales of Registrable Securities pursuant a registration statement without limit.

                  1.3      Obligations of Norrell

                  Whenever required under Section 1.2, to register any Registrable Securities or to amend a registration statement filed hereunder, Norrell shall:

                  (a) During the period set forth in Section 1.2(c), prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement, and use its best efforts to cause such amendment to become effective, as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement;

                  (b) Furnish to the Holders such reasonable number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), any documents incorporated by reference into the registration statement and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;


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                  (c) Use all reasonable efforts to register or qualify the
securities covered by such registration statement under the securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, except that Norrell shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this paragraph (c) be obligated to be so qualified or to consent to general service of process in any such jurisdiction, or to maintain the effectiveness of any such registration or qualification for any period during which it is not required to maintain the effectiveness of the related registration of such securities under the 1933 Act pursuant to Section 1.2(c).

                  (d) Promptly notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and promptly file such amendments and supplements which may be required pursuant to paragraph (a) of this Section 1.3 on account of such event and use its best efforts to cause each such amendment and supplement to become effective;

                  (e) Use its best efforts to cause the Registrable Securities to be listed on each national securities exchange on which its Common Stock is then listed (provided, however, that Norrell shall have no obligation to apply for the listing of its Common Stock on a national securities exchange); and

                  (f) Otherwise use its best efforts to comply with all rules and regulations of the SEC applicable to Norrell in connection with the registration or sale of such Registrable Securities, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of Norrell's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the 1933 Act and Rule 158 thereunder.

                  1.4      Furnishing of Information

                  It shall be a condition precedent to the obligations of Norrell to take any action pursuant to this Agreement that the selling Holders shall furnish to Norrell in writing such information regarding themselves or the Registrable Securities held by them, and the intended method of disposition of such securities, as shall be reasonably requested by Norrell in order to effect the registration of their Registrable Securities and to perform its other obligations hereunder.

                  1.5      Expenses

                  All expenses of Norrell incurred in connection with each of the registrations, filings or qualifications pursuant to Section 1.2 (including all amendments thereto), including (without limitation) all registration, printing and accounting fees, fees and disbursements of counsel for Norrell shall be borne by Norrell. All expenses incurred by the Holders, including (without limitation) all fees and disbursements of counsel for the Holders shall be borne by the


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Holders, and each Holder shall bear any underwriter discounts or brokerage fees or commissions relating to the sale of its Registrable Securities.

                  1.6      Indemnification

                  In the event any Registrable Securities are included in a registration statement under this Agreement:

                  (a) To the fullest extent permitted by law, Norrell will and hereby does indemnify and hold harmless each selling Holder, and each person, if any, who controls such Holder within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law or common law, insofar a such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (including in any prospectus or preliminary prospectus included therein), unless such untrue statement or alleged untrue statement or omission or alleged omission was contained in or omitted from a preliminary prospectus and corrected in a final or amended prospectus and the seller failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the same of the registered securities to the persons asserting any such loss, claim, damage or liability in the case where such delivery is required by the 1933 Act, or (ii) any other violation by Norrell of the 1933 Act or any other securities law or any rule or regulation promulgated thereunder applicable to Norrell in connection with the registration, qualification or sale of such Registrable Securities. Norrell will reimburse each such selling Holder, or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnity agreement contained in this Section 1.6(a) shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of Norrell nor shall Norrell be liable to a Holder in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for inclusion in such registration by or on behalf of such Holder or controlling person.

                  (b) To the fullest extent permitted by law, each selling Holder will and hereby does indemnify and hold harmless Norrell, each of its directors, each of its officers who sign the registration statement, each person, if any, who controls Norrell within the meaning of the 1933 Act or the 1934 Act, each agent and any other selling Holder selling securities in such registration statement and any person who controls such selling Holder, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state or common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for inclusion in such registration statement; and each such selling Holder will reimburse any legal or other expenses reasonably incurred by (x) Norrell or any such director, officer, agent, controlling person of Norrell, or (y) any such other selling Holder, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnity


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agreement contained in this Section 1.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the selling Holder nor, in the case of a sale directly by Norrell of its securities (including a sale of such securities through any underwriter retained by Norrell to engage in a distribution solely on behalf of Norrell), shall the selling Holder be liable to Norrell in any case in which such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and Norrell failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the securities to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the 1933 Act.

                  (c) Each indemnified party or parties shall give reasonably prompt notice to each indemnifying party of parties of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party or parties shall not relieve it or them from any liability which it or they may have under this indemnity agreement, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. The indemnifying party or parties may assume the defense of such action or proceeding at such indemnifying party's or parties' expense with counsel chosen by the indemnifying party or parties provided, however, that if such indemnified party or parties determine in good faith that a conflict of interest exists and that therefore it is advisable for such indemnified party or parties to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it or them which are different from or in addition to those available to the indemnifying party, then the indemnifying party or parties shall not be entitled to assume such defense and the indemnified party or parties shall be entitled to separate counsel at the indemnifying party's or parties' expense. If an indemnifying party or parties is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party or parties will pay the reasonable fees and expenses of counsel for the indemnified party or parties. Notwithstanding the foregoing, the indemnifying party shall not be obligated to pay the reasonable fees and expenses of more than one counsel for the indemnified parties with respect to any claim, unless in the reasonable judgment of counsel to any indemnified party, expressed in a writing delivered to the indemnifying party, a conflict of interest actually exists between such indemnified party and any other indemnified party with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels (which shall be limited to one counsel per indemnified party). No indemnifying party or parties will be liable for any settlement effected without the written consent of such indemnifying party or parties. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, such indemnifying party or parties shall not, except as otherwise provided in this subsection (c), be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action or proceeding.

                  (d) If the indemnification provided for in this Section 1.6 is unavailable to a party that would have been an indemnified party under this
Section 1.6 in respect of any claims referred to herein, then each party that would have been an indemnifying party hereunder shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such claims in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and such indemnified party on the other in connection with the action, statement or omission which resulted in such claims, as well as any other relevant equitable considerations. The relative fault shall be determined by

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

reference to, among other things, whether the untrue or alleged omission to state a material fact relates to information supplied by the indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Norrell and each selling Holder of registered securities agrees that it would not be just and equitable if contribution pursuant to this Section 1.6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 1.6(d). The amount paid or payable by an indemnified party as a result of the claims referred to above in this Section 1.6(d) shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation or defending any such action or claim.

                  (e) Without the prior written consent of the indemnified party, no indemnifying party shall consent to entry of judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release of all liability of the indemnified party in respect of such claim.

                  (f) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of fraudulent misrepresentation within the meaning of such Section 11(f).

                  1.7      Availability of Rule 144

                  With a view to making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of Norrell to the public without registration and with a view to making it possible for the Holders to register the registered securities pursuant to a registration statement on Form S-3, Norrell agrees to use its best efforts;

                  (a) to make and keep public information available, as those terms are understood and defined in Rule 144;

                  (b) to file with the SEC in a timely manner all reports and other documents required of Norrell under the 1933 Act and the 1934 Act; and

                  (c) to furnish any Holder so long as the Holder owns any Registrable Securities forthwith upon request (i) a written statement by Norrell as to its compliance with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act or as to its qualification as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of Norrell and such other reports and documents so filed by Norrell, and (iii) such other information as may be reasonably requested in availing the Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

                  1.8      Holdback Agreements

                  Notwithstanding anything set forth herein to the contrary, in the event that Norrell notifies the Holders that it has determined in good faith that, in light of the pendency of negotiations or discussions relating to a potential transaction involving Norrell or one or more of its affiliates or other developments relating to or affecting Norrell (the details of which need not be set forth in such notice), compliance with its disclosure obligations in connection with any


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registration statement filed pursuant to Section 1.2 could adversely affect
Norrell or the prospects of entering into any such potential transaction, the Holders shall thereafter refrain from selling or otherwise distributing any Registrable Securities for the period of time set forth in such notice or, if no period is specified, until the Holders are subsequently notified by Norrell that they may resume selling Registrable Securities pursuant to such registration statement; provided, however, that the Holders shall not be so restricted by this provision of this Section 1.8 on more than three separate occasions during the term of this Agreement or for any period exceeding 45 consecutive days.

                  1.9      Transfer of Registration Rights

                           The registration rights of a Holder under this
Agreement may be transferred to any transferee who acquires all of the shares of Common Stock originally acquired by such Holder if such transfer is permitted under the terms of the Merger Agreement, provided, however, that Norrell is given written notice by the transferor at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being assigned and provided further that the transferee agrees with Norrell in writing to acquire and hold such securities subject to each of the provisions of this Agreement.

         2.       Representations and Warranties of the Shareholders

                  As an inducement to Norrell to issue the Registrable Securities to each Shareholder, each Shareholder represents and warrants to Norrell as follows:

                  2.1      No Distribution

                  Each Shareholder is acquiring the Registrable Securities for its own account with no view to any distribution thereof in violation of the 1933 Act. Each Shareholder understands that since the Registrable Securities have not been registered under the 1933 Act, the Registrable Securities must be held indefinitely unless they are subsequently registered under the 1933 Act or an exemption from such registration is available. Each Shareholder acknowledges that Norrell is under no obligation to register under the 1933 Act any sale of the Registrable Securities or to comply with any provisions which would entitle any such sale to any exemption from registration, except as provided in this Agreement. Each Shareholder is fully familiar with Rule 144 promulgated under the 1933 Act.

                  2.2      Information Made Available

                  Each Shareholder has received and reviewed Norrell's most recent Annual Report to Stockholders, it most recent Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q. In addition, each Shareholder has had the opportunity to discuss Norrell's business, management and financial affairs with Norrell's management. Each Shareholder has such knowledge and experience in financial matters that it is capable of evaluating the merits and risks of an investment in the Registrable Securities. Each Shareholder's financial condition is such that it is able to bear all economic risks of investment in the Registrable Securities, including the risks of holding the Registrable Securities for an indefinite period of time.





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                  2.3      Legend Requirement

                  Each stock certificate representing the Registrable Securities shall bear a legend in, or substantially in, the following form and any other legend required by any applicable state securities or Blue Sky laws:

                           "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be sold, pledged or otherwise transferred without an effective registration under said Act and any applicable state securities laws or unless the company shall have received an opinion satisfactory to the company of counsel satisfactory to the company that an exemption from registration under such Act and any applicable state securities laws is then available. The securities represented by this certificate (the "Securities") have been (I) acquired for investment, (II) issued and sold in reliance on the exemption from registration under the Georgia Securities Act of 1973 (the "Act") provided by Section 9(M) of the Act; and (III) issued and sold in reliance upon an exemption from registration under the Securities Act of 1933 (the "1933 Act"). The Securities cannot be offered for sale, sold or transferred other than pursuant to (I) an effective registration under the Act or in a transaction which is otherwise in compliance with the Act; (II) an effective registration under the 1933 Act or in a transaction otherwise in compliance with the 1933 Act; and (III) evidence satisfactory to the issuer of compliance with the applicable securities laws of any other jurisdiction. The issuer shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws."

Norrell may maintain a "stop transfer order" against the Registrable Securities.

                  2.4      Prospectus Requirements

                           Each Shareholder hereby covenants with Norrell that
it will promptly advise Norrell of any changes in the information concerning each Shareholder contained in a registration statement filed hereunder and that such Shareholder will not make any sale of Registrable Securities pursuant to any registration statement without complying with the prospectus delivery requirements of the 1933 Act. Each Shareholder acknowledges that occasionally there may be times when Norrell must temporarily suspend the use of the prospectus forming a part of any such registration statement until such time as an amendment to such registration statement has been filed by Norrell and declared effective by the SEC, the relevant prospectus supplemented by Norrell or until such time as Norrell has filed an appropriate report with the SEC pursuant to the 1934 Act. During any period in which sales are


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


suspended and upon notice of such suspension from Norrell, each Shareholder agrees not to sell any such Registrable Securities pursuant to any such prospectus. Each Shareholder covenants that he will not sell any Shares pursuant to any such prospectus during the period commencing at the time at which Norrell gives such Shareholder notice of the suspension of the use of said prospectus and ending at the time Norrell gives notice that such Shareholder may thereafter effect sales pursuant to said prospectus.

         3.       Miscellaneous

                  3.1      Notices

                  All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or upon receipt when transmitted by telecopy or telex or after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, or Federal Express, to the party to whom the same is so given or made:

                  If to Norrell, to:
                           Norrell Corporation
                           3535 Piedmont Road, N.E.
                           Atlanta, Georgia  30305
                           Attention:  General Counsel

or to such other person at such other place as Norrell shall designate to the Shareholders in writing;

                  If to a Shareholder, to the address set forth on Exhibit 1 hereto, or to such other address subsequently provided by such Shareholder to Norrell.

                  3.2      Entire Agreement

                  This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, representations, warranties, statements, promises, and understandings, whether written or oral, with respect to the subject matter thereof, and cannot be changed or terminated orally. No party hereto shall be bound by or charged with any written or oral agreements, representations, warranties, statements, promises, or understandings not specifically set forth in this Agreement.

                  3.3      Headings:  Certain Terms

                  The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be part of this Agreement or to affect the meaning or interpretation of this Agreement.

                  3.4      Governing Law

                  All questions concerning the construction, validity and interpretation of this Agreement and the schedule hereto will be governed by the law of the State of Georgia.



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                  3.5      Severability

                  If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

                  3.6      Termination of Agreement

                  This Agreement shall terminate on the date as of which each Holder is entitled to commence selling the Registrable Securities held by such Holder pursuant to Rule 144 under the 1933 Act and subject to the limitations set forth therein.

                  3.7      Amendments and Waivers

                  Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of Norrell and the Holders of at least 75% of the Registrable Securities outstanding at the time.

                  3.8      Section References

                  All references contained in this Agreement to any section number are references to sections of this Agreement unless otherwise specifically stated.

                  3.9      Counterparts

                  This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

                  3.10     Binding Effect

                  This Agreement shall be binding on all successors and assigns of Norrell, whether by merger, reorganization, sale of assets or otherwise.





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         IN WITNESS WHEREOF, the parties hereto have signed this Agreement, or have caused this Agreement to be signed on their behalf by an officer or representative thereunder duly authorized, on the respective dates states below:



                             NORRELL CORPORATION

                             By:      /s/      Mark H. Hain
                                      -------------------------------------
                                      Title:   Vice President


                             SHAREHOLDERS:


                             /s/      Charles F. Phillips
                             ----------------------------------------------
                                      Charles F. Phillips


                             /s/      Gary L. Kilgore
                             ----------------------------------------------
                                      Gary L. Kilgore


                             /s/      Ralph L. Lary, III
                             ----------------------------------------------
                                      Ralph L. Lary, III


                             /s/      George Lytle
                             ----------------------------------------------
                                      George Lytle


                             /s/      William Holman
                             ----------------------------------------------
                                      William Holman




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